UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	001-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates

At the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) held on June 16, 2016, the stockholders of the Company approved the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (the “2016 Associates LTIP”).

The aggregate number of shares of Class A Common Stock, $0.01 par value per share (the “Common Stock”), of the Company available for the grant of awards under the 2016 Associates LTIP will be 3,500,000, subject to the adjustments provided for under the 2016 Associates LTIP. Shares of Common Stock issued under the 2016 Associates LTIP may consist of: (1) treasury shares; (2) authorized but unissued shares of Common Stock not reserved for any other purpose; or (3) shares of Common Stock purchased by the Company in the open market for such purpose. The Compensation and Organization Committee of the Company’s Board of Directors, which administers the 2016 Associates LTIP, may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as contemplated by the 2016 Associates LTIP. The 2016 Associates LTIP includes certain share counting rules within its provisions.

During any calendar year during any part of which the 2016 Associates LTIP is in effect, the Compensation and Organization Committee may not grant any participant one or more awards of any type covering more than an aggregate of 1,000,000 shares of Common Stock.

Administration

The Compensation and Organization Committee will administer the 2016 Associates LTIP. In its capacity as plan administrator, the Compensation and Organization Committee will determine which participants will be granted awards, the type of each award granted and the terms and conditions of each award. The Compensation and Organization Committee will also have full power and authority to: (1) establish, amend and rescind rules and regulations relating to the 2016 Associates LTIP; (2) interpret the 2016 Associates LTIP and all related award agreements; and (3) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Associates LTIP. The full Board of Directors of the Company may also participate in the administration of the 2016 Associates LTIP, except to the extent limited under Section 303A.05 of the NYSE Listed Company Manual.

Eligibility

The Compensation and Organization Committee may select any of the associates of the Company as well as any of the associates of the Company’s subsidiaries or affiliates to receive awards under the 2016 Associates LTIP.

Types of Awards

The 2016 Associates LTIP makes equity-based awards available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase shares of Common Stock (“NQSOs”);

•	incentive stock options to purchase shares of Common Stock (“ISOs and, together with NQSOs, “Options”);

•	stock appreciation rights (“SARs”)

•	restricted shares of Common Stock (“Restricted Stock”); and

•	restricted stock units (“RSUs”),

together with related rights and interests therein.

The Compensation and Organization Committee may grant Options at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any Option must be at least equal to the fair market value of the Common Stock (i.e., the closing price per share of the Common Stock on NYSE) on the date the Option is granted. The Compensation and Organization Committee will also determine the term of the Option (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation and Organization Committee may grant up to 500,000 of the shares of Common Stock available for issuance under the 2016 Associates LTIP with respect to ISOs.

The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any SAR must be at least equal to the fair market value of the Common Stock on the date the SAR is granted. The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (1) the fair market value of a share of Common Stock on the exercise date; and (2) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as provided in the applicable award agreement.

The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (1) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (2) restrictions based on the achievement of specific performance goals; (3) time-based restrictions; or (4) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2016 Associates LTIP or described in the related award agreement, in connection with a participant’s termination due to death, disability or Retirement (as such term is defined in the 2016 Associates LTIP): (1) no condition on vesting of Restricted Stock or RSUs that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of Restricted Stock or RSUs that is based upon continued employment or the passage of time may provide for vesting in full of the award more quickly than in pro rata installments over a period of three years from the date of grant, with the first installment vesting no sooner than the first anniversary of the date of grant of the Restricted Stock or RSUs.

During the period that shares of Restricted Stock remain subject to forfeiture: (1) the Company may retain the certificates representing such shares; (2) a participant may not sell or otherwise transfer such shares; and (3) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., the right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

Performance-Based Awards

Under the terms of the 2016 Associates LTIP, the Compensation and Organization Committee may grant Restricted Stock and RSUs in a manner that constitutes qualified “performance-based” compensation and is deductible by the Company under Internal Revenue Code Section 162(m). Specifically, the Compensation and Organization Committee would condition the grant, vesting, exercisability and/or settlement of such performance-based awards on the attainment of performance goals during a specified performance period. The Compensation and Organization Committee will base performance goals on one or more of the following performance criteria enumerated in the 2016 Associates LTIP:

•	gross sales, net sales, comparable store sales or comparable sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•
market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

As determined by the Compensation and Organization Committee, the selected performance criteria (1) may relate to the individual participant, the Company, one or more subsidiaries or affiliates of the Company and/or one or more divisions or business units of the Company, its subsidiaries or affiliates, (2) may be measured either annually or cumulatively over a period of years, and (3) may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

For each performance-based award granted to a “covered employee” (as that term is defined under Section 162(m) of the Internal Revenue Code), the Compensation and Organization Committee will establish in writing the applicable performance goals, performance period and formula for computing the performance-based award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of: (1) 90 days after the beginning of the applicable performance period; or (2) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation and Organization Committee will certify in writing whether the performance goals and other material terms imposed on the performance-based award have been satisfied. The Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a performance-based award actually paid to a participant.

Effect of Termination of Employment

The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Associates LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of an associate or termination of employment of an associate in connection with a change of control.

Additional Forfeiture Provisions

Each award granted under the 2016 Associates LTIP is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include (1) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers and associates of the Company or any subsidiary or affiliate of the Company; (2) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; and (3) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding arising during the participant’s employment.

To the extent that a participant violates one or more of the additional restrictions described above, unless otherwise determined by the Compensation and Organization Committee, the following will apply to any award granted under the 2016 Associates LTIP:

•	The unexercised portion of each Option held by the participant, whether or not vested, and any other award not then settled will be immediately forfeited and cancelled; and

•
The participant will be obligated to repay to the Company, in cash, the total amount of any gain realized by the participant upon each exercise of an Option or settlement of an award that occurred within any of the timeframes described in the 2016 Associates LTIP.

Change of Control

Except as otherwise provided by the Company’s Board of Directors or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Associates LTIP), in the event of a Change of Control, with respect to an Option, SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time, which (1) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination without cause of a participant within three months prior to or 18 months following the Change of Control or (2) is not assumed by the acquiring or surviving company upon the Change of Control:

•
In the case of an Option or SAR, the participant will have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier (1) of the expiration of the Option or SAR under its original term, and (2) the date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following any involuntary termination without cause of the participant; and

•	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Except as otherwise provided in the related award agreement, in the event of a Change of Control, with respect to any Restricted Stock or RSU, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on the performance criteria and level of achievement versus such criteria, the following will apply:

•
In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control; and

•
In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by the Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control.

No Repricing

The 2016 Associates LTIP expressly prohibits the Board of Directors or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of Options or SARs in exchange for other Options or SARs with a lower exercise price, cancellation of Options or SARs for cash, or cancellation of Options or SARs for another grant if the exercise price of the cancelled Options or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled Options or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Associates LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Associates LTIP became effective upon its approval by the Company’s stockholders on June 16, 2016. Unless earlier terminated by the Company’s Board of Directors, the authority of the Compensation and Organization Committee to make grants under the 2016 Associates LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Associates LTIP.

A description of the material terms of the 2016 Associates LTIP was included in the Company’s Proxy Statement for the 2016 Annual Meeting, under the caption “PROPOSAL 5 - APPROVAL OF THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES,” which description is incorporated herein by reference. The foregoing description of the 2016 Associates LTIP is qualified in its entirety by reference to the actual terms of the 2016 Associates LTIP, which is included as Exhibit 4.10 to the Company’s Registration Statement on Form S‑8 (Registration No. 333‑212060) filed with the SEC on June 16, 2016.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the 2016 Annual Meeting on June 16, 2016, at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio. At the close of business on April 18, 2016, the record date for the 2016 Annual Meeting, there were a total of 67,592,998 shares of Common Stock outstanding and entitled to vote. At the 2016 Annual Meeting, 59,506,543, or 88.03%, of the outstanding shares of Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.

The vote on the proposals presented for stockholder vote at the 2016 Annual Meeting was as follows:

Proposal 1 - Election of Ten Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
James B. Bachmann	52,316,304	349,155	10,003	6,831,081
Bonnie R. Brooks	46,567,469	6,084,313	23,680	6,831,081
Terry L. Burman	46,324,516	6,327,463	23,483	6,831,081
Sarah M. Gallagher	52,385,748	265,888	23,826	6,831,081
Michael E. Greenlees	52,181,077	471,021	23,364	6,831,081
Archie M. Griffin	45,340,550	7,324,978	9,934	6,831,081
Arthur C. Martinez	49,592,082	3,073,830	9,550	6,831,081
Charles R. Perrin	52,175,201	476,326	23,935	6,831,081
Stephanie M. Shern	52,378,577	273,235	23,650	6,831,081
Craig R. Stapleton	51,959,595	692,045	23,822	6,831,081

Each nominee for election as a director of the Company was required to be elected by a majority of the votes cast. Broker non-votes and abstentions were not treated as votes cast.

Each of James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Arthur C. Martinez, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton was elected as a director of the Company to serve for a term of one year to expire at the Annual Meeting of Stockholders of the Company to be held in 2017.

Proposal 2 - Approval of Amendments to the Company’s Amended and Restated Bylaws to Implement “Proxy Access”:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	45,172,593	7,466,943	22,936	6,831,081
Registered Holders of Common Stock	11,938	502	550
Total	45,184,531	7,467,445	23,486	6,831,081

The affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon was required for approval of the proposed amendments to the Company’s Amended and Restated Bylaws. Abstentions and broker non-votes had the effect of votes “against” the proposed amendments. As a result of the vote disclosed above, the proposed amendments were not approved by the stockholders of the Company.

Proposal 3 - Approval of the Advisory Resolution on Executive Compensation:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	50,758,325	1,860,239	43,908	6,831,081
Registered Holders of Common Stock	7,179	5,753	58
Total	50,765,504	1,865,992	43,966	6,831,081

The approval of the advisory resolution on executive compensation required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Broker non-votes were not treated as votes cast. Abstentions were not counted as votes “for” or “against” the proposal. As a result of the vote disclosed above, the advisory resolution on executive compensation was approved by the stockholders of the Company.

Proposal 4 - Approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	50,002,678	2,627,491	32,303	6,831,081
Registered Holders of Common Stock	7,323	5,535	132
Total	50,010,001	2,633,026	32,435	6,831,081

The affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon was required for approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors. Broker non-votes were not treated as votes cast. Abstentions were treated as votes cast and had the effect of votes “against” the proposal. As a result of the vote disclosed above, the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors was approved by the stockholders of the Company.

Proposal 5 - Approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	50,985,530	1,641,155	35,787	6,831,081
Registered Holders of Common Stock	7,380	5,480	130
Total	50,992,910	1,646,635	35,917	6,831,081

The affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon was required for approval of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates. Broker non-votes were not treated as votes cast. Abstentions were treated as votes cast and had the effect of votes “against” the proposal. As a result of the vote disclosed above, the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates was approved by the stockholders of the Company.

Proposal 6 - Ratification of Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 28, 2017:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	58,778,426	645,894	69,233	N/A
Registered Holders of Common Stock	12,778	195	17	N/A
Total	58,791,204	646,089	69,250	N/A

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Abstentions were not counted as votes “for” or “against” the proposal. As a result of the vote disclosed above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 was ratified by the stockholders of the Company.

Proposal 7 - Stockholder Proposal on a Policy Regarding Accelerated Vesting of Equity Awards of Senior Executive Officers upon a Change in Control:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Common Stock	16,829,522	35,767,130	65,820	6,831,081
Registered Holders of Common Stock	4,614	7,828	548
Total	16,834,136	35,774,958	66,368	6,831,081

The approval of the stockholder proposal required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting on the proposal. Abstentions and broker non-votes were not counted as votes “for” or “against” the stockholder proposal. As a result of the vote disclosed above, the stockholder proposal was not approved by the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates, incorporated herein by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-8 (Registration No. 333-212060) filed on June 16, 2016

10.2
Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors, incorporated herein by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-8 (Registration No. 333-212059) filed on June 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: June 16, 2016	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Location
10.1	Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates	Incorporated herein by reference to Exhibit 4.10 to the Registration Statement on Form S-8 (Registration No. 333-212060) of Abercrombie & Fitch Co. filed on June 16, 2016

10.2	Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors	Incorporated herein by reference to Exhibit 4.10 to the Registration Statement on Form S-8 (Registration No. 333-212059) of Abercrombie & Fitch Co. filed on June 16, 2016